UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 30, 2008

RPHL ACQUISITION CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
(Formerly ROCKPORT HEALTHCARE GROUP, INC.)

DELAWARE	0-23514	33-0611497
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

360 Main Street, Washington, VA	22747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(540) 675-3149

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On May 29, 2008, the Company began the process to issue 20,700,000 restricted shares of its common stock to Belmont Partners, LLC in exchange for cash consideration of $180,000.00 provided pursuant to the terms of a Stock Purchase Agreement as referenced in Item 5.01 below.

The above issuance was / will be made in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.  Each investor was an accredited or sophisticated investor, each investor had access to the type of information normally provided in a prospectus, and no public solicitation or general advertising was used in connection with these issuances.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

The Company entered into a Stock Purchase Agreement (the “Agreement”) with Belmont Partners, LLC for Belmont’s purchase of twenty-million seven-hundred thousand (20,700,000) shares of the Company’s common stock for an aggregate of $180,000.00 in cash.  The total of 20,700,000 shares will represent approximately 51% of all of the shares of common stock now outstanding.  Belmont Partners, LLC used cash to purchase the shares of the Company.  As part of the acquisition, and pursuant to the Stock Purchase Agreement, the following changes to the Company’s directors and officers have occurred:

o	In connection with the Agreement John K. Baldwin, Harry Neer, Larry Hinson and Eric Kolstad resigned as members of the Company’s Board of Directors as well as resigned as officers of the Company.

o	Also, in connection with the Agreement Joseph Meuse was appointed to the Board of Directors as Director as well as President and Secretary of the Company.

In connection with the change in control, the company changed its executive offices to 360 Main Street, Washington, VA 22747.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Pursuant to the Agreement, the resignations of the above mentioned board members took place as well as the appointment of Joseph Meuse as indicated.

Set forth below is certain biographical information regarding the New Directors and Officers:

Joseph Meuse:  Director, President and Secretary of the Company.

Joseph Meuse, age 38, resides in Warrenton, VA.  Mr. Meuse has been involved with corporate restructuring and reverse mergers since 1995.  He has been a Managing Partner at Belmont Partners as well as Castle Capital Partners since 1995. Additionally, Mr. Meuse maintains a position as a Board member of the following corporations: Pivotal Technologies, Inc., Niagara Systems, Inc., Retail Holdings, Inc., NuOasis Laughlin, Inc., Big Red Gold, Inc., PacWest Transfer, Global Filings, and 3DShopping, Inc. Mr. Meuse attended the College of William and Mary.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.
Stock Purchase Agreement between the Company and Belmont Partners, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RPHL Acquisition Corp.

Date: May 30, 2008

By:	/s/ Joseph Meuse
Joseph Meuse, Director, President and Secretary